Exhibit 31.1
CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002
We, Edward J. Steube and Francesca DiNota, certify that:
1.	We have reviewed this quarterly report on 10-QSB of Planet Technologies, Inc.

2.	Based on our knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on our knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this quarterly report;

4.	We, the small business issuer’s certifying officers:
a.	are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer;

b.	have designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer and its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

c.	have evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	have disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting.
5.	We, the small business issuer’s certifying officers, have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and audit committee of the small business issuer’s board of directors (or persons performing the equivalent function);
a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b.	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls over financial reporting
Date: November 14, 2007

/s/ Edward J. Steube
Edward J. Steube
Chief Executive Officer

/s/ Francesca DiNota
Francesca DiNota
Chief Financial Officer